As filed with the Securities and Exchange Commission on November 1, 2001
                                                   Registration No. 333-________
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   ----------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                   ----------

                         THE ESTEE LAUDER COMPANIES INC.
             (Exact Name of Registrant as Specified in its Charter)

          Delaware                                    11-2408943
(State or Other Jurisdiction of           (I.R.S. Employer Identification No.)
 Incorporation or Organization)

                                767 Fifth Avenue
                            New York, New York 10153
                                 (212) 572-4200
               (Address, Including Zip Code, and Telephone Number,
        including Area Code, of Registrant's Principal Executive Offices)
                         THE ESTEE LAUDER COMPANIES INC.
                        FISCAL 1999 SHARE INCENTIVE PLAN
                              (Full Title of Plan)
                              Paul E. Konney, Esq.
              Senior Vice President, General Counsel and Secretary
                         The Estee Lauder Companies Inc.
                                767 Fifth Avenue
                            New York, New York 10153
                                 (212) 572-4200
                     (Name and Address, Including Zip Code,
        and Telephone Number, Including Area Code, of Agent For Service)
                                   Copies to:
                            Jeffrey J. Weinberg, Esq.
                           Weil, Gotshal & Manges LLP
                                767 Fifth Avenue
                            New York, New York 10153
                                 (212) 310-8000

                         CALCULATION OF REGISTRATION FEE
====================================================================================================================================
    Title of Securities to be Registered         Amount to be         Proposed Maximum       Proposed Maximum        Amount of
                                                                     Offering Price Per     Aggregate Offering      Registration
                                               Registered(1)(2)           Share(1)               Price(1)              Fee(1)
------------------------------------------------------------------------------------------------------------------------------------
Class A Common Stock, par value $0.01 per
share                                           387,711 shares               --                     --                   --
====================================================================================================================================
(1) Pursuant to Instruction E of Form S-8 and the telephonic interpretation of the Securities and Exchange Commission (the "Commission") set forth in Section
G. Securities Act Forms, No. 89 ("Interpretation 89"), of the Division of
Corporation Finance's Manual of Publicly Available Telephone Interpretations
dated July 1997, the 387,711 shares of Class A Common Stock, par value $0.01 per share, registered hereby (the "Shares") are being carried forward from a
Registration Statement on Form S-8 filed on November 17, 1995 (Registration No.
33-99554) (the "November 1995 Form S-8") in connection with The Estee Lauder
Companies Inc. Fiscal 1996 Share Incentive Plan and Employment Agreements. A
total registration fee of $51,610 was paid with respect to the November 1995
Form S-8. Pursuant to Instruction E to Form S-8 and Interpretation 89, no
additional registration fee is due with respect to the Shares registered hereby.
(2) Plus such indeterminate number of shares of Common Stock of the Registrant as may be issued to prevent dilution resulting from stock dividends, stock splits or similar transactions in accordance with Rule 416 under the Securities
Act of 1933.
====================================================================================================================================

NY2:\1086462\03\N@B$03!.DOC\44090.0009

                                EXPLANATORY NOTE

         This Registration Statement registers 387,711 additional shares of Class A common stock of The Estee Lauder Companies Inc. (the "Company"), par value $0.01 per share (the "Class A Common Stock"), for issuance pursuant to benefits awarded under the Company's Fiscal 1999 Share Incentive Plan. The contents of an earlier Registration Statement on Form S-8 filed with respect to the Company's Fiscal 1999 Share Incentive Plan, as filed with the Securities and Exchange Commission on November 5, 1998, Registration No. 333-66851, are hereby incorporated by reference.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of New York, State of New York, on this 31st day of October, 2001.

                                 THE ESTEE LAUDER COMPANIES INC.



                                 By:      /s/ Richard W. Kunes
                                          -------------------------------------
                                          Name:    Richard W. Kunes
                                          Title:   Senior Vice President and
                                                   Chief Financial Officer

                                POWER OF ATTORNEY

                  KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Leonard A. Lauder, Ronald S. Lauder, Fred H. Langhammer, Paul E. Konney and Richard W. Kunes, or any of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to sign any related Registration Statement filed pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing required and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them or their substitute or substitutes, could lawfully do or cause to be done by virtue hereof.

                  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

                  Signature                                      Title                              Date
                  ---------                                      -----                              ----
/s/ Fred H. Langhammer                          President, Chief Executive Officer and        October 31, 2001
----------------------------------------        Director
Fred H. Langhammer                              (Principal Executive Officer)

/s/ Leonard A. Lauder                           Chairman of the Board of Directors            October 31, 2001
----------------------------------------
Leonard A. Lauder

/s/ Charlene Barshefsky                                        Director                       October 31, 2001
----------------------------------------
Charlene Barshefsky

/s/ Lynn Forester                                              Director                       October 31, 2001
----------------------------------------
Lynn Forester

/s/ Irvine O. Hockaday, Jr.                                    Director                       October 31, 2001
----------------------------------------
Irvine O. Hockaday, Jr.

/s/ Ronald S. Lauder                                           Director                       October 31, 2001
----------------------------------------
Ronald S. Lauder

/s/ William P. Lauder                                          Director                       October 31, 2001
----------------------------------------
William P. Lauder


                                      II-2


/s/ Richard D. Parsons                                         Director                       October 31, 2001
----------------------------------------
Richard D. Parsons

/s/ Marshall Rose                                              Director                       October 31, 2001
----------------------------------------
Marshall Rose

/s/ Faye Wattleton                                             Director                       October 31, 2001
----------------------------------------
Faye Wattleton

/s/ Richard W. Kunes                            Senior Vice President and Chief               October 31, 2001
----------------------------------------        Financial Officer
Richard W. Kunes                                (Principal Financial and Accounting
                                                Officer)

                                  EXHIBIT INDEX

 4(a)        -      Form of Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to Amendment No. 3 to the Company's Registration Statement on Form S-1 (No. 33-97180), dated as of November 13, 1995).

 4(b)        -      Certificate of Amendment to Restated Certificate of
                    Incorporation (incorporated by reference to Exhibit 3.1 to the Company's Quarterly Report on Form 10-Q for the quarter ended December 31, 1999).

 4(c)        -      Form of Amended and Restated By-Laws (incorporated by
                    reference to Exhibit 3.2 to the Company's Quarterly Report on Form 10-Q for the quarter ended December 31, 1999).

 4(d)        -      The Estee Lauder Companies Inc. Fiscal 1999 Share Incentive
                    Plan (incorporated by reference to Exhibit 4(c) to the Company's Registration Statement on Form S-8 (No.
                    333-66851), filed with the Securities and Exchange
                    Commission on November 5, 1998).

 5           -      Opinion of Weil, Gotshal & Manges LLP.

 23(a)       -      Consent of Arthur Andersen LLP.

 23(b)       -      Consent of Weil, Gotshal & Manges LLP (included in Exhibit
                    5).

 24          -      Power of Attorney (included as part of the signature page to this Registration Statement and incorporated herein by reference).








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